Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Good Times Restaurants Inc. of our report dated December 16, 2021, relating to the consolidated financial statements of Good Times Restaurants Inc., which report appears in the Form 10-K of Good Times Restaurant, Inc. for the fiscal year ended September 28, 2021 and expresses an unqualified opinion.

/s/ Moss Adams LLP

Denver, Colorado

April 15, 2022